UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte St., Suite 101, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-47(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On December 12, 2023, Aditxt, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Current Report”) disclosing that on December 11, 2023, the Company entered into an Agreement and Plan of Merger (the “Original Agreement”) with Adifem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company. On July 18, 2024, the Company filed a Current Report on Form 8-K (the “July Current Report” and together with the Original Report, the “Current Reports”) disclosing that on July 12, 2024, the Company, Merger Sub and Evofem entered in an Amended and Restated Merger Agreement (the “Merger Agreement”, which amended and restated the Original Agreement.

On August 1, 2024, the Company filed the first amendment to the Original Current Report (“Amendment No. 1”), which amended the Current Reports to include the required historical financial statements of Evofem for the years ended December 31, 2023 and December 31, 2022 and for the three months ended March 31, 2024, and the pro forma financial information for the three months ended March 31, 2024 required by Items 9.01(a) and 9.01(b) of Form 8-K and should be read in conjunction with the Current Reports.

This Amendment No. 2 on Form 8-K/A amends the Current Reports to include the required historical financial statements of Evofem for the six months ended June 30, 2024 and the pro forma financial information for the six months ended June 30, 2024 required by Items 9.01(a) and 9.01(b) of Form 8-K and should be read in conjunction with the Current Reports.

The pro forma financial information included as Exhibit 99.2 to this Current Report on Form 8-K/A has been presented for informational purposes only, as required by Form 8-K, and does not purport to represent the actual results of operations that the Company and Evofem would have achieved had the entities been combined at and during the period presented in the pro forma financial information, and is not intended to project the future results of operations that the combined company may achieve following the transactions.

This Amendment No. 2 does not amend any other item of the Original Current Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Current Report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business or funds acquired.

The unaudited condensed consolidated balance sheets of Evofem and subsidiaries as of June 30, 2024 and December 31, 2023, and the related unaudited condensed consolidated statements of operations, comprehensive income (loss) and convertible and redeemable preferred stock and stockholders’ deficit, for each of the three and six months ended June 30, 2024 and 2023, and condensed consolidated statements of cash flows for the six months ended June 30, 2024 and 2023 are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company giving pro forma effect to the acquisitions of Evofem and Appili Therapeutics Inc., (for more information about the Appili Therapeutics Inc. acquisition, please see our separate 8K filed with the SEC on August 1, 2024) consisting of the unaudited pro forma consolidated statement of financial position as at June 30, 2024, and the unaudited pro forma consolidated statement of earnings for the six months ended June 30, 2024, is filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Unaudited consolidated financial statements of Evofem Biosciences, Inc. and Subsidiaries as of and for the three and six months ended June 30, 2024 and 2023
99.2	Unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: September 5, 2024	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer